UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2015

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 20, 2015, Capricor Therapeutics, Inc. (the “Company”) filed a Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (the “Post- Effective Amendment”) with the Securities and Exchange Commission (the “SEC”). The Post-Effective Amendment is being filed by the Company to convert the Company’s Registration Statement on Form S-1 (File No. 333-195385), which was declared effective by the SEC on June 6, 2014, into a Registration Statement on Form S-3 and to make certain updating revisions to the information contained therein so that such information is current as of the date of filing of the Post-Effective Amendment. The Post-Effective Amendment covers solely the resale of 235,643 shares of common stock of the Company underlying warrants previously issued by the Company in private placement transactions, as well as 15,401 shares of common stock of the Company issued upon exercise of a portion of such warrants. These warrants are solely related to convertible notes issued by Nile Therapeutics, Inc. that converted at the close of the merger between Nile and Capricor, Inc., a wholly-owned subsidiary of the Company, on November 20, 2013.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the common stock of the Company discussed herein, and there shall not be any offer, solicitation or sale of the common stock of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: July 20, 2015	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer